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EXHIBIT 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration No. 333-124185 and No. 333-128673) of Ace Marketing & Promotions, Inc. of our report dated February 12, 2007 with respect to the financial statements of Ace Marketing & Promotions, Inc. appearing in this Annual Report on Form 10-KSB of Ace Marketing & Promotions, Inc. for the year ended December 31, 2006.



Holtz Rubenstein Reminick LLP
Melville, New York
March 16, 2007